UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 West Market Street, Warsaw, Indiana 46580
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2006, the registrant received a notice from the New York Stock Exchange (“NYSE”) that registrant’s 2006 Proxy Statement did not contain either a statement describing the procedure for choosing a director to preside at regularly scheduled executive sessions of non-management directors or if one person is chosen, the name of the individual whom would be the presiding director at all executive sessions, as required by section 303A.03 of the NYSE Listed Company Manual.

Although section 9 of registrant’s Corporate Governance Charter, available on registrant’s website and publicly disclosed as part of registrant’s SEC filings,  provides that the Chairman of the Nominating and Corporate Governance Committee shall preside at executive sessions of the company’s non-management directors, unless the Board otherwise provides, and although, for purposes of the 2006 Proxy Statement, the Board had not “otherwise provided,” registrant’s actual Proxy Statement disclosure regarding this item was inadequate.

Following registrant’s annual meeting on April 27, 2006, the Board of Directors, which consists of five (5) members, four (4) of whom are independent, determined that  the Chairman of the Board , Frank Turner, an independent director, in accordance with registrant’s Bylaws and Corporate Governance Charter, will preside over all future executive sessions of the non-management directors.  Mr. Turner can be contacted as follows:

Frank Turner
Tamarind 46 Main Street
Kings Newton, Derbyshire, DE13 1BX
FTurner@Symmetrymedical.com
Phone: 011-44-7899-061-736

The registrant has filed this Form 8-K to satisfy the requirements of section 303A.03 of the NYSE Listed Company Manual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRY MEDICAL INC.

/s/Fred Hite
Date: 7/7/06	Name:	Fred Hite
	Title:	Senior Vice President and Chief Financial Officer